                 SCHEDULE FOR COMPUTATIONS OF PERFORMANCE QUOTATIONS
                        DEAN WITTER CAPITAL APPRECIATION FUND




(A) AVERAGE ANNUAL TOTAL RETURNS (I.E. STANDARDIZED COMPUTATIONS)

                             _                                  _
                            |        ______________________  |
FORMULA:                    |       |                        |
                            |  /\ n |          ERV           |
                    T  =    |    \  |     -------------      |  - 1
                            |     \ |           P            |
                            |      \|                        |
                            |_                              _|

                   T = AVERAGE ANNUAL COMPOUND RETURN
                   n = NUMBER OF YEARS
                 ERV = ENDING REDEEMABLE VALUE
                   P = INITIAL INVESTMENT

                                                                 (A)
  $1,000         ERV AS OF             NUMBER OF             AVERAGE ANNUAL
INVESTED - P      30-Nov-96            YEARS - n             COMPOUND RETURN - T
-------------    -----------           -----------           ----------------------
 30-Nov-95        $1,183.60                  1.00                       18.36%

 27-Oct-95        $1,259.00                  1.10                       23.41%




(B) TOTAL RETURN WITHOUT DEDUCTION FOR APPLICABLE SALES CHARGE
    (NON STANDARD COMPUTATIONS)
(C) AVERAGE ANNUAL RETURN WITHOUT DEDUCTION FOR APPLICABLE SALES CHARGE (NON STANDARD COMPUTATIONS)

                             _                                  _
                            |        ______________________  |
FORMULA:                    |       |                        |
                            |  /\ n |          EV            |
                    t  =    |    \  |     -------------      |  - 1
                            |     \ |           P            |
                            |      \|                        |
                            |_                              _|

                                EV
                   TR  =    ----------   - 1
                                 P


             t = AVERAGE ANNUAL COMPOUND RETURN
                 (NO DEDUCTION FOR APPLICABLE SALES CHARGE)
             n = NUMBER OF YEARS
            EV = ENDING VALUE (NO DEDUCTION FOR APPLICABLE SALES CHARGE)
             P = INITIAL INVESTMENT
            TR = TOTAL RETURN (NO DEDUCTION FOR APPLICABLE SALES CHARGE)


                                          (B)                                                (C)
  $1,000         EV AS OF              TOTAL                 NUMBER OF                   AVERAGE ANNUAL
INVESTED - P      30-Nov-96            RETURN - TR           YEARS - n                   COMPOUND RETURN - t
-------------    -----------           -----------           -----------------           ------------------------
 30-Nov-95        $1,233.60                 23.36%                       1.00                      23.36%

 27-Oct-95        $1,299.00                 29.90%                       1.10                      26.98%


(D)        GROWTH OF $10,000
(E)        GROWTH OF $50,000
(F)        GROWTH OF $100,000

FORMULA:   G= (TR+1)*P
           G= GROWTH OF INITIAL INVESTMENT
           P= INITIAL INVESTMENT
           TR= TOTAL RETURN SINCE INCEPTION


                 TOTAL                  (D)   GROWTH OF        (E)   GROWTH OF          (F)   GROWTH OF
INVESTED - P     RETURN - TR           $10,000 INVESTMENT - G  $50,000 INVESTMENT-G     $100,000 INVESTMENT - G
-----------      -----------           ---------------------   --------------------------------------
 27-Oct-95            29.90               $12,990                          $64,950           $129,900
